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                                                                   EXHIBIT 10.29

                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Senior Vice President and Chief Business Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.29 to deCODE genetics, Inc.'s Registration Statement on Form S-1 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Senior Vice President and Chief Business Officer of deCODE genetics, Inc. on this 7th day of March, 2000.


                           By:       /s/  Hannes T. Smarason
                                    ---------------------------

                           Name:    Hannes T. Smarason
                           Title:   Senior Vice President and
                                    Chief Business Officer



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[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT
CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]

                    RESEARCH CONTRACT ON THE CO-OPERATION OF
                     A RESEARCH TEAM FOR ALLERGY AND ASTHMA
                                       AND
                           ISLENSK ERFDAGREINING EHF

A research team for allergy and asthma, on the one hand, hereinafter referred to as RTAA, and, on the other hand, Islensk erfdagreining ehf., hereinafter referred to as IE, enter into the following

                                    Contract

on co-operation on the research of the inheritability of allergy and asthma.

This Contract is made on the basis of the Co-operation Agreement between the State Hospitals and Islensk erfdagreining [e]hf. from 15 December 1998, which shall prevail over this Contract in case of any discrepancy between their individual provisions.

                                    CHAPTER 1
                        THE SUBSTANCE OF THE CO-OPERATION

RTAA and IE agree to co-operate, on the basis of this Contract, in the search for genes involved in the genesis of allergy and asthma. The proposed co-operation between the parties will hereinafter be referred to as the Research Project.

The part of the co-operation involving RTAA shall be supervised by the senior physicians David Gislason and Porarinn Gislason and specialist Unnur Steina Bjornsdottir.

                                    CHAPTER 2
              CONTRIBUTIONS OF THE PARTIES TO THE RESEARCH PROJECT

2.1 RESEARCH MATERIALS AND THEIR PROCUREMENT
RTAA shall provide biosamples (including blood samples and tissue samples), other clinical data and research materials which RTAA may provide, by the permit of the Data Protection Commission for the research, in relation to patients suffering from allergy and/or asthma and their relatives who do not suffer from allergy and/or asthma, cf. Article 5 of this Contract for further details.

The research population shall comprise patients who have been diagnosed as allergic or asthmatic at the clinics of the physicians David Gislason and Unnur Steina Bjornsdottir, in addition to patients suffering from the same diseases who have been treated at the out-patient ward of the National Hospitals' Lung Clinic.

RTAA shall supervise relations with individuals invited to participate in the research and/or their legal guardians. This includes procuring the informed consent of participants, information on health, blood tests or other sampling and examination of disease symptoms (e.g. further diagnosis). RTAA, on the one hand, and individuals within the Team, on the other hand, undertake to do whatever is in their power so that the procurement of research materials pursuant to this sub-chapter shall proceed with


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expedience and safety. In this respect, account shall be taken of the Research
Plan, which includes milestone dates and will be attached to this Contract as Annex A (`Research Plan and Cost Estimation for the Research of IE and RTAA on Allergy and Asthma'). All research materials delivered to the IE research laboratory shall first be encrypted at the Genetic Research Service Centre, a private institution domiciled at Noatun 17, Reykjavik, before being transported to IE, in accordance with the instructions of the Data Protection Commission.

2.2. EXPERTISE, EQUIPMENT AND RESEARCH FACILITIES
RTAA shall provide expertise and knowledge in relation to the diagnosis of diseases, the design and organisation of the Research Project, the conduct of experiments and the interpretation of their results.

IE and RTAA shall provide expertise for the design and organisation of the research. IE shall also be responsible for the research and testing of blood samples and genetic material, the assessment of the inheritance of the disease and the interpretation of the findings of the research. IE shall provide equipment, research resources, laboratory reagents and personnel for these purposes.

2.3. PAYMENT OF RESEARCH EXPENSES
IE shall cover all expenses of the Research Project necessary to achieve the objectives of the Project, including materials and wage costs in relation to calling in participants for research and necessary sampling. RTAA and IE shall jointly submit a special budget on signature of this Contract, in which the projected materials and wage costs of the Project are estimated, see Annex A. Annex A shall also further delineate the itemisation of individual cost items and the manner in which the procurement of consent and the payment of bills shall be conducted. In the event of direct cash outlay on the part of the State Hospitals in relation to the conduct of this Research Project, IE and the State Hospitals shall make a special agreement on the payment of such cost, cf. the Co-operation Agreement between the Hospitals and Islensk erfdagreining ehf.

The State Hospitals may request information from IE on wages paid by IE to individual employees of the State Hospitals working on the Research Project.

2.4. INTELLECTUAL PROPERTY PROTECTION
RTAA and individuals within the team undertake to provide IE with the assistance necessary to enable IE to ensure international intellectual property protection of the findings of the Research Project, including application for patents together with IE when necessary, provided that IE pays all expenses in relation to intellectual property protection.

                                    CHAPTER 3
                              RIGHTS OF THE PARTIES

3.1. THE RIGHTS OF HEALTH-CARE INSTITUTIONS AND THE EFFECTIVE DATE OF THIS CONTRACT
The parties to this Contract are aware that a co-operation agreement (hereinafter referred to as the Institutions Agreement) between IE and the State Hospitals (hereinafter referred to as SH) is currently in effect. This agreement is attached to this Contract as Annex B. The provisions of the Institutions Agreement shall be valid for

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this Research Agreement, where applicable. All other payments from IE to RTAA pursuant to chapters 3.3. and 3.4. of this Contract shall be in accordance with the provisions of Chapter 7.3 of the Institutions Agreement.

3.2. FINANCIAL AND COMMERCIAL RIGHTS ATTACHED TO THE FINDINGS OF THE RESEARCH PROJECT
IE shall be sole owner of all financial and commercial rights attached to the Research Project and its results. IE shall have the right to sell the results and findings of the Research Project to a third party and utilise the Research Project financially in any other way consistent with approved ethical standards, irrespective of whether this takes place before or after the completion of the Research Project. deCODE shall never be considered the purchaser of the Project in the understanding of this contract.

3.3. FIXED PAYMENTS FROM IE AFTER THE SALE OF THE RESEARCH PROJECT TO A THIRD PARTY On the effective date of this Contract, IE shall pay RTAA/SH [CONFIDENTIAL TREATMENT REQUESTED].

In the event that IE or its parent company, deCODE genetics Inc. (hereinafter referred to as deCODE), makes a contract with a third party (hereinafter referred to as the Purchaser) on the sale of the Project, its results or findings, IE shall pay RTAA/SH [CONFIDENTIAL TREATMENT REQUESTED] immediately following the signature of such a contract, i.e. on the sale date of the Project (hereinafter referred to as the date of the sale) and an annual payment of [CONFIDENTIAL TREATMENT REQUESTED] thereafter until a total of [CONFIDENTIAL TREATMENT REQUESTED] have been paid including the initial payment.

Thus, payments from IE under this chapter shall take place on the following payment dates: [CONFIDENTIAL TREATMENT REQUESTED]

In the event that the Research Project ends within five years after IE/deCODE enters into a contract with a purchaser, upon achieving the objective of the Research Project, IE shall pay the remaining amount so that a total of [CONFIDENTIAL TREATMENT REQUESTED] shall have been paid, pursuant to Paragraph 2 of this sub-chapter. Payments pursuant to this chapter are additional and independent to conditional payments under Chapter 3.4.

In the event that IE/deCODE enters into more than one contract of sale on the results of the Research Project, IE and RTAA shall negotiate specially on possible fixed payments from IE to RTAA/SH in response to such an additional contract or contracts, in addition to payments paid to RTAA pursuant to Paragraphs 2-3 of this sub-chapter after IE enters into the first contract of sale with a third party. Such payments shall be based on the net proceeds of IE/deCODE from the latter sale of research results, the contribution of RTAA and whether the sale is a total sale of rights attached to the Research Project or only a partial sale of such rights. Payments under




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this paragraph shall, however, never exceed the total amount of the payments specified in Paragraph 2 of this sub-chapter.

3.4. PERFORMANCE-RELATED PAYMENTS FROM IE AFTER THE SALE OF THE RESEARCH PROJECT TO A PURCHASER If IE/deCODE manage to make a contract on the sale of the Project, cf. Chapter 3.3, IE/deCODE shall negotiate an agreement to the effect that the Purchaser shall pay special conditional payments to IE/deCODE which shall be totally dependent on the scientific and/or practical results achieved in the performance of the Project. The definitions of performance-related milestones which activate the Purchaser's obligation to pay will be further specified in the contract between IE/deCODE and the Purchaser. In the event that the above milestones are not achieved, no payments pursuant to this paragraph shall be made.

IE shall pay RTAA [CONFIDENTIAL TREATMENT REQUESTED] of the performance-related payments from the Purchaser to IE pursuant to Paragraph 1 of this sub-chapter. All other payments from the Purchaser to IE in relation to the repayment of the cash outlay of IE for the Research Project, as defined in the contract between IE and the Purchaser, and the Purchaser's investment in IE or deCODE shall be paid in full to IE/deCODE.

IE shall report to RTAA as soon as the Purchaser has confirmed that a milestone which activates the Purchaser's obligation to pay has been achieved. The share of RTAA in the milestone-related payment shall be paid when the milestone payment from the Purchaser has been delivered to IE/deCODE. RTAA is authorised by IE/deCODE to seek the confirmation of the companies' auditor, concurrently with the quarterly statement, of whether and when a milestone payment has been achieved in relation to the Research Project.

Performance-related payments from IE to RTAA under this sub-chapter shall be calculated from the performance-related payments from the third party to IE/deCODE as regards contracts of sale which IE/deCODE may enter into on the results of the Research Project.

3.5. ARRANGEMENT OF PAYMENTS AND DISPOSAL OF PAYMENTS FROM IE PURSUANT TO CHAPTERS 3.3 AND 3.4., CF. ALSO CHAPTER 7.3 OF THE INSTITUTIONS AGREEMENT
All payments from IE to RTAA/SH pursuant to Chapters 3.3. and 3.4. shall be paid into a special fund in the custody of SH, cf. Paragraph 2 of Chapter 7.3. of the Institutions Agreement, cf. also the provisions of that Agreement in other respects.

All funds raised by RTCOPD pursuant to the provisions of Chapters 3.3. and 3.4. of this Contract the application of which will be governed by RTCOPD under the Institutions Agreement and further agreement between RTCOPD and SH, shall be allocated by RTCOPD to the research of allergy and asthma. Such moneys may not be used for any other purposes. All moneys which will be in the custody of RTCOPD pursuant to the above shall be put into the Research Fund of the Faculty for Pulmonary Research of the State Hospitals, which operates according to an organisational charter which has been confirmed by the Ministry of Justice, in accordance with the Foundations Act, currently Act No. 19/1988. The organisational charter is attached to this Research Contract as Annex C. The accounting of the above fund shall be the responsibility of SH. The financial management of the fund can,



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upon further agreement, be in the hands of its board of directors, according to the provisions of its articles of association.

3.6. PROVISO ON CO-OPERATION WITH RESEARCH PARTIES UNRELATED TO RTCOPD
The right of receiving payments pursuant to Sub-Chapters 3.3 and 3.4 is based on the assumption that IE will not pay other parties than RTCOPD and institutions which employ individual parties within RTCOPD for contribution to the Research Project and expertise to which it is necessary to gain access for the achievement of the objectives of the Research Project in the view of the Executive Committee. If the Executive Committee is of the opinion that it is necessary to enter into co-operation with more parties pursuant to the above, the provisions of Sub-Chapters 3.3. and 3.4. shall be reviewed on the basis that the total payments from IE to RTCOPD and/or institutions related to them, on the one hand, and a third party, on the other hand, shall remain unchanged from the payments specified in Chapters 3.3 and 3.4.

                                    CHAPTER 4
                            MANAGEMENT AND LIABILITY
Decisions relating to the performance of the Research Project shall be made jointly by RTAA and IE. A special Executive Committee shall be established, which shall be composed of three members from each party to this Contract. This Committee shall supervise the performance of the Research Project. The Chief Supervisor of the Research Project shall be elected from among the members of the Executive Committee. It is also the responsibility of the Committee to define the objectives of the Research Project and set forth the professional requirements which the parties to this Contract agree to be satisfactory for the performance of the Research Project. The Executive Committee shall also seek a settlement of disputes which may arise between the parties to the Contract.

Decisions on incurring expenses in relation to the Research Project shall be submitted in advance and confirmed by the Executive Committee. When applicable, the Executive Committee may enter into agreements with health-care institutions on the use of the their manpower and facilities for performing individual tasks in relation to the clinical part of the research. In November each year the Executive Committee shall prepare a budget for the Research Project in the following calendar year.

The Executive Committee shall supervise the processing of data and the publication of conclusions in accordance with the rules of Chapter 5.

RTAA and individuals within the Team shall not be financially responsible to IE or other parties with interests in the achievement of the commercial or financial objectives of the research.

IE shall pay expenses in relation to the procurement of liability insurance for individuals within RTAA as well as staff employed by them. This applies to all work undertaken by these parties in the interest of the Research Project.

                                    CHAPTER 5
              HANDLING, PROCESSING AND COMMUNICATION OF INFORMATION

The parties to this Contract undertake to maintain all personal information in confidence. The parties to this Contract undertake to comply with the instructions of


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the Data Protection Commission and, as applicable, the special representative
(inspector) of the Data Protection Commission on the handling and processing of such data, as well as with the instructions and conditions of the Science Ethics Committee, which operates pursuant to the Act on Patients' Rights. This entails that only information which the Data Protection Commission has authorised access to may be used.

The results of the Research Project shall be immediately published as soon as they fulfil scientific requirements and are fit for publication. However, IE or the Purchaser of the Project may have the publication of the results postponed for 90 days, if necessary to ensure rights of ownership related to the findings of the Project.

The Executive Committee of the Project shall decide in advance who shall be Chief Supervisor of the Research Project. As a rule, the first cited author of scientific articles shall be Chief Supervisor. The order of authors shall be in accordance with current rules in the international scientific community.

The parties to this Contract promise mutual confidentiality as regards information in relation to the substance of this Contract, business plans, the progress of the Project and its conclusions. Information of this kind may not be communicated to an outside party without the consent of both parties.

                                    CHAPTER 6
                  LIMITATION ON CO-OPERATION WITH OTHER PARTIES

RTAA and individuals within the Team promise to work neither jointly nor separately with other parties on research into the inheritability of allergy and asthma during the Research Project. If IE or deCODE have contracted with a third party on the sale of the Research Project, its results or findings, and the Research Project leads to a discovery which has financial significance for IE, RTAA and individual parties within the Team promise not to enter into co-operation with other parties on the part of the Research Project which led to the discovery for five years immediately following the conclusion of the Project as defined in this Contract. On the other hand, if the Research Project does not lead to a discovery, individual parties within the co-operating team have the right to enter into co-operation with other parties on research into the inheritability of allergy and asthma after the Research Project has ended.

Notwithstanding the provisions of Paragraph 1, individuals within RTAA shall be permitted to complete research projects in which they are involved with a third party which began before the making of this Contract.

IE promises not to begin collaboration with other parties in the research of the inheritability of allergy and asthma during the Research Project, unless the Executive Committee considers such collaboration necessary to achieve the objective of the Research Project. If the addition of new co-operating parties to the Research Project is considered necessary, the Executive Committee shall be in charge of the selection of such a party. In the event of a dispute within the Executive Committee, RTAA shall have the final decision on the selection of additional co-operating parties. The provisions of this Paragraph shall not, however, prevent IE from collaborating in the field of the Research Project with parties that have negotiated the purchase of the


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Research Project, its conclusions or findings, provided that such actions do not reduce the right to payments pursuant to Chapter 3.

                                    CHAPTER 7
                   TERM OF THE CONTRACT AND PROJECT COMPLETION

The effective date of this Contract shall be the date on which this Contract has been both signed by the parties to the Contract and confirmed in signature by SH in accordance with Paragraph 2 of Chapter 2 of the Institutions Agreement.

The Research Project shall have a duration of five years immediately following the effective date of this Contract, unless completed before such time in the view of the Executive Committee. If either party has materially defaulted on the Contract, the other party may terminate the Contract. In the event of a dispute on the right of the parties to terminate the Contract, the settlement procedures regarding such dispute shall be pursuant to Chapter 8.

On completion of the Project, the return of all original materials of RTAA shall be returned to RTAA, unless an agreement to the contrary is made between RTAA and IE, e.g. if the materials are used in another research, on the condition that the approval of the participants and a permit from the public authorities with the authority to permit such an arrangement have been obtained. The return of research materials from SH on completion of the Research Project shall be conducted in accordance with Paragraph 5 of Chapter 6 of the Institutions Agreement.

In the event that either or both parties see reason to continue the co-operation after the agreed period, this shall be considered separately.

Notwithstanding a cessation of the research pursuant to this Contract, whether as a result of the completion, cancellation or termination of the Project, the obligation of IE/deCODE to effect payments pursuant to Chapter 3.4. shall remain intact until the right of IE /deCODE to payments from the Purchaser is cancelled each time, e.g. when a patent expires.

                                    CHAPTER 8
                             SETTLEMENT OF DISPUTES

In the event of a dispute between the parties to this Contract regarding performance or compliance that cannot be resolved by the Executive Committee, two persons, one from each party, shall endeavour to reach an agreement on its settlement. If a settlement is not reached between those two persons within two weeks of the submission of the dispute, each party to the Contract shall appoint one arbitrator and then jointly request the appointment of an impartial third arbitrator by the District Court of Reykjavik to assist in the resolution of the dispute, thus forming a tribunal of three arbitrators. The arbitration tribunal shall reach a decision in the matter within one month from the appointment of the third arbitrator.

The cost of the work of the tribunal shall be determined by the tribunal at each time. The work, procedure and rulings of the arbitration tribunal shall otherwise be governed, as appropriate at any time, by Act No. 53/1989 on Contractual Arbitration.





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Notwithstanding the above provisions on arbitration, cases involving the collection of payments under this Contract which are not in dispute between the parties may be submitted to the public courts. The same applies to cases of financial claims made by one party against the other, based on rulings of the arbitration tribunal regarding non-performance or breach by the latter of this Contract. Such cases shall be submitted to the District Court of Reykjavik.

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This Contract, which comprises 8 chapters on 9 pages, in addition to Appendices
A, B, and C, is made in two identical copies, one copy to be held by each of the parties to the Contract.


Reykjavik, 1 July 1999.


On behalf of the Research               On behalf of Islensk Erfdagreining ehf.
Team for Allergy and Asthma




David Gislason [sign.]                  Kari Stefansson [sign.]
Senior Physician, SH                    President of IE


Porarinn Gislason [sign.]               Kristjan Erlendsson [sign.]
Senior Physician, SH                    VP for Clinical and Academic
                                        Collaborations

Unnur S. Bjornsdottir [sign.]
Specialist, SH



SH hereby confirms this
Research Contract on its behalf,

Reykjavik, 20 August 1999


Magnus Petursson [sign.]


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